Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Mark B. Knudson, Ph.D., in his capacity as Chief Executive Officer of EnteroMedics Inc., hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

2.	That the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of EnteroMedics Inc. as of, and for, the periods covered by the Report.

By:	/s/ Mark B. Knudson, Ph.D.
Mark B. Knudson, Ph.D.
President and Chief Executive Officer

Date: November 16, 2009